SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: September 14, 2004
(Date of earliest event reported)

YOCREAM INTERNATIONAL, INC.
(Exact name of registrant as specified in its Charter)

Oregon	0-16787	91-0989395
State of Incorporation	Commission File Number	IRS Employer Identification Number

5858 N.E. 87th Avenue	97220
Portland, Oregon	(Zip Code)
( Address of principal executive office)

Registrant's telephone number, including area code: (503) 256-3754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

                On September 14, 2004, YoCream International, Inc. issued a press release announcing its earnings for the third quarter of fiscal year 2004.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01         Financial Statements and Exhibits

(a)	Financial Statements

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

99 Earnings Press Release

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

YOCREAM INTERNATIONAL, INC
(Registrant)

Date: September 14, 2004	By:	/s/ W. Douglas Caudell
W. Douglas Caudell, Chief Financial Officer

Exhibit 99

FOR IMMEDIATE RELEASE

For More Information, Contact:

Terry Lusetti	503-256-3754
Investor Relations	www.yocream.com

YOCREAM INTERNATIONAL REPORTS THIRD QUARTER RESULTS

PORTLAND, OR - SEPTEMBER 14, 2004 - YOCREAM International, Inc. (Nasdaq: YOCM), a manufacturer and wholesaler of frozen desserts and smoothies, today reported the financial results for the third quarter and nine months ended July 31, 2004.

        YOCREAM third quarter sales were $5,907,000, compared with $6,636,000 in the third quarter of 2003. For the nine months ended July 31, 2004 and 2003 sales were $14,213,000 and $15,500,000, respectively.

        Douglas Caudell, CFO explained that sales levels in the current periods were effected by three events that took place in the prior year. "These include the Company's lead customer switching from the Company's premixed coffee latte freeze to a competitor's coffee concentrate product, a regional chain of specialty restaurants suspending purchases of a proprietary gourmet ice cream, and a copacking customer acquiring its own production facility. Were it not for the loss of this business, the Company would have reported an increase in sales of 5.2% from its other products."

        The Company reported the following events that management expects will contribute to its historic growth trends:

  Since being awarded a 36-month Committed Agreement in October to supply Dannon® YoCream® Frozen Yogurt to members of Premier Inc., the Company has opened twenty-five new national points of distribution to facilitate Premier sales. The Company anticipates securing the business of additional members as well as building volume at the points of distribution. Premier, Inc. is a leading healthcare alliance.

  Since completing the aseptic processing system in October 2003, the Company has converted the smoothie products provided to its lead customer from frozen and fresh to an aseptically packaged shelf stable product that is more convenient and cost effective for the customer. The Company has also reformulated its coffee latte´ product into an aseptically packaged coffee concentrate. This enabled the Company to reacquire a portion of the coffee concentrate business from its lead customer.

  By the first quarter of fiscal 2005, the Company plans to introduce its own shelf stable YoCaffe´® Latte´ Coffee Concentrate to the general marketplace.

  The smoothie product line has recently been extended to include a shelf stable bag-in-the box product, packaged on the Company's new aseptic packaging line. In the fourth quarter of 2004, the Company will introduce Fruitquake® aseptic, shelf stable, dispenser smoothies. This smoothie line extension meets the needs of operators that have limited refrigeration or, as in military, geographic locations without refrigeration. The smoothie "mobile meal" solution is targeted at students and military personnel.

  A concentrated fruit smoothie line has also been developed for customers desiring to mix the product with water at their dispensing locations. This line extension is being selectively introduced to key accounts for test market and is scheduled for release in the second quarter of 2005.

  In the spring of 2004, the Company introduced the first two flavors of its Dannon® YoCream® Low-Carb Premium Soft Serve Frozen Yogurt line. Management believes that this is the only nationally branded low-carb soft serve that includes live active yogurt cultures to promote a healthy digestive system. As the low carbohydrate product trend takes shape, the Company sees the opportunity for growth in the "healthier options" category and will position its product as no-sugar-added to appeal to a broader consumer base.

        Matt Hanna, Director of Administration announced, "The Company is in the process of developing new proprietary products at the request of significant customers that offer high volume opportunities for the next fiscal year. This is consistent with the Company's plan to promote its copacking capabilities, and the flexibility of its manufacturing facilities." The Company's manufacturing plant has three distinct packaging operations, including a line that fills half-gallon gable top containers for soft serve mixes or liquid products, a second line for packaging hard packed frozen desserts, and an aseptic packaging line completed in October of 2003.

        Net income for the third quarter was approximately $189,000, or $0.08 per share compared with $336,000, or $0.15 per share for the same period last year. Net income for the nine months was approximately $349,000, or $0.15 per share compared with $485,000, or $0.21 per share for the same period last year. "Earnings were impacted by several factors, Caudell stated, including the level of sales, increases in costs associated with the conversion of sales from a fresh smoothie to an aseptic shelf-stable product, and by increases in certain key ingredient costs."

        Caudell continued, "The Company is in a strong financial position, with the cash and unused borrowing capacity to both withstand economic downturns and finance the continued expansion in its business."

        YOCREAM International, Inc. makes, markets and sells frozen desserts, snacks and smoothies throughout the United States and in several foreign countries. It sells primarily to food distributors and wholesale clubs; and the Company's products are available in restaurants, convenience stores, schools, government and military installations, hospitals, corporate cafeterias and wholesale clubs.

        This release may contain certain forward-looking statements, which are based on management's current expectations. Factors that could cause future results to vary materially from these expectations include, but are not limited to, change in distribution abilities, level of customer acceptance of new products, change in co-packing relationships and strategic alliances and other economic, competitive, governmental, regulatory and factors affecting the Company's operations, pricing, products and service. For a more complete discussion of the risks associated with forward-looking information, refer to the Risk Factors contained in the Company's Form 10-K, which was filed with the Securities and Exchange Commission on January 29, 2004.

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YOCREAM INTERNATIONAL, INC.

STATEMENTS OF INCOME

	Three Months Ended July 31,		Nine Months Ended July 31,

	2004	2003	2004	2003

Sales	$5,906,99	$6,635,915	$14,212,727	$15,500,197
Cost of goods sold	4,439,177	4,649,178	10,423,754	11,155,046

Gross profit	1,467,814	1,986,737	3,788,973	4,345,151

Selling, general and administrative expenses	1,177,716	1,284,075	3,201,480	3,388,294

Income from operations	290,098	702,662	587,493	956,857

Other income (expense)
Other income	13,000	-	13,000	-
Interest expense, net	(20,247)	(8,701)	(62,423)	(24,316)
Unusual expenses	-	(157,163)	-	(157,163)

Income before income taxes	282,851	536,798	538,070	775,378

Income tax provision	93,500	200,800	189,000	290,000

Net income	$189,351	$335,998	$349,070	$485,378

Earnings per common share - basic	$0.08	$0.15	$0.15	$0.22

Earnings per common share - diluted	$0.08	$0.15	$0.15	$0.21

Shares used in basic earnings
per share	2,277,956	2,257,511	2,277,956	2,253,334

Shares used in diluted earnings
per share	2,285,028	2,269,478	2,298,169	2,278,350

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YOCREAM INTERNATIONAL, INC

BALANCE SHEETS

	July 31,	October 31,
	2004	2003
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,621,687	$2,644,436
Trade accounts receivable	1,224,433	934,259
Inventories	2,076,440	1,846,989
Other current assets	268,130	247,012
Income taxes receivable	303,447	378,269
Deferred tax asset	186,037	74,250

Total current assets	6,680,174	6,125,215

Fixed assets, net	6,368,153	6,241,922
Intangible and other long-term assets, net	432,451	499,970

	$13,480,778	$12,867,107

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$384,000	$336,333
Accounts payable	1,064,426	1,144,045
Other accrued liabilities	84,632	140,146

Total current liabilities	1,533,058	1,620,254

Long-term debt, less current portion	2,392,293	2,279,667
Deferred tax liability	1,019,700	795,451
Other liabilities	41,018	25,826

Total liabilities	4,986,069	4,721,468

Shareholders' equity
Common stock, no par value, 30,000,000 shares
authorized, 2,277,956 shares issued and outstanding	4,733,281	4,733,281
Retained earnings	3,761,428	3,412,358

Total shareholders' equity	8,494,709	8,145,639

	$13,480,778	$12,867,107

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